Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the Second Quarter, 2009
— BankAtlantic’s core(1) and total deposits reached $2.4 billion and $4.1 billion, respectively, matching record levels —
— BankAtlantic’s core operating earnings (2) improved 16% over the prior quarter —
— BankAtlantic’s regulatory capital ratios continue to exceed all regulatory ‘well-capitalized’
thresholds and remain above December 31, 2008 levels —
          FORT LAUDERDALE, Florida — July 22, 2009 —BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss from continuing operations of ($38.4) million, or ($3.41) per diluted share for the quarter ended June 30, 2009, compared to a net loss from continuing operations of ($46.6) million, or ($4.15) per diluted share for the quarter ended March 31, 2009, and a net loss from continuing operations of ($19.4) million, or ($1.73) per diluted share for the quarter ended June 30, 2008. BankAtlantic Bancorp’s pre-tax loss from continuing operations was ($38.4) million, ($46.6) million and ($31.5) million for the quarters ended June 30, 2009, March 31, 2009 and June 30, 2008, respectively.
          BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan commented, “Our results for the second quarter reflect the extraordinarily challenging times, as the U.S. economy and Florida, in particular, continue to experience one of the deepest and longest recessions in history. While the current economic environment presents many challenges which are largely out of our control, we are managing our business and focusing our efforts on those areas over which we have greater control with the goal of countering these recessionary impacts where possible. These efforts include de-leveraging our balance sheet, implementing strategies for diversifying our loan portfolio, continuing to build our low-cost deposit franchise, improving efficiency in our operations, and above all, focusing on building strong customer

(1)	Core deposits include Demand, Now and Savings accounts.

(2)	Core operating earnings is defined as pretax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, FDIC special assessment and impairment, restructuring and exit activities.

relationships. These are long-term efforts that we believe will position BankAtlantic well in a post-recessionary environment.
          “While we are not pleased with the loss being reported, we continue to be pleased with BankAtlantic’s core business results. Highlights for the second quarter of 2009 include:
•	“Core and total deposits have grown to match record highs, while our borrowings are at their lowest levels in over a decade;

•	“Pretax core operating earnings, net loss and net interest margin all improved over the first quarter of 2009;

•	“Both core(3) and total non-interest expenses are at their lowest levels since 2005;

•	“The increases in nonaccrual loans and nonperforming assets slowed during the quarter and no net increase in commercial real estate non-performing loans was experienced during the quarter;

•	“The allowance for loan losses is the highest in the bank’s history; and

•	“Our regulatory capital ratios remain well above all of the regulatory defined ‘well-capitalized’ thresholds, and reflect improvement from year-end 2008 levels.

Capital ratios at June 30, 2009 were:
—     Core capital 7.01% (vs. regulatory well-capitalized level of 5%)
—     Tier I risk-based capital 9.93% (vs. regulatory well-capitalized level of 6%)
—     Total risk-based capital 11.81% (vs. regulatory well-capitalized level of 10%)
—     Tangible common equity/tangible assets 7.09%
          “Our near-term strategy remains the same and is straight-forward: we are focused on managing credit, maintaining appropriate capital levels and improving core operating earnings. Our goal is to continue to provide exceptional local service to our customers as we work to reposition the Company for sustainable profitability in the long term. Through it all, BankAtlantic continues to serve Florida’s residents and businesses as we have since 1952,” concluded Alan B. Levan.

(3)	Core expenses exclude tax certificate provisions, debt redemption costs, FDIC special assessment, impairments, restructuring and exit activities.

BankAtlantic Performance:
     Deposits and Liquidity— BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s deposit base continues to be a stable, growing funding source with core and total deposits matching our prior reported peak of deposits in 2007.
•	“Core and total deposits at June 30, 2009 grew to $2.4 billion and $4.1 billion, respectively, while maintaining the following strong characteristics:
—	Non-CD balances represented approximately 70% of total deposits;

—	The average cost of core deposits and total deposits for the second quarter of 2009 was 0.36% and 1.13%, respectively; and

—	Brokered deposit balances represented only 4.3% of assets.
•	“During the second quarter of 2009:
—	Core deposits (Demand, NOW and Savings accounts) increased $86.9 million.

—	Total deposits grew by $1.7 million, as the core deposit growth was partially offset by decreases in brokered CDs of $45.7 million and decreases in other non-core deposit categories of $39.5 million.
•	“Year-to-date 2009:
—	Core deposits increased approximately $274.4 million, representing a 12.7% increase from December 31, 2008.

—	Total deposits increased approximately $128.7 million as the strong growth in core deposits offset net declines in non-core accounts.
          “Further, BankAtlantic reduced its borrowings significantly, resulting in its June 30, 2009 borrowings level of $666.8 million representing a 12 year low. Particularly in the current economic environment, we believe our low-cost deposit base combined with our significantly-reduced balance sheet leverage, reflect the fundamental strength of our franchise.
•	“During the second quarter of 2009, borrowings were reduced by $291.1 million, or 30.4%.

•	“Since June 30, 2008, borrowings have been reduced by $1.15 billion, or 63.3%.

•	“BankAtlantic’s ratio of total borrowings to deposits plus borrowings was 14.1% at June 30, 2009 compared to 19.1% at March 31, 2009 and 31.6% at June 30, 2008.
     Net Income — “BankAtlantic’s pre-tax loss was ($24.2) million for the second quarter of 2009, compared to a pre-tax loss of ($40.6) million for the first quarter of 2009 and a pre-tax loss of ($23.5) million for the second quarter of 2008. Pre-tax core operating earnings (as defined above) for the second quarter of 2009 improved 16.4% to $18.9 million compared to $16.2 million in the first quarter of 2009. Loan loss and tax certificate provisions, goodwill impairment, debt redemption costs, impairment, restructuring and exit activity expenses and the FDIC special assessment, which are not included in core operating earnings, were ($43.1) million for the second quarter of 2009, ($56.8) million for the first quarter of 2009, and ($44.7) million for the second quarter of 2008.
     Net Interest Margin— “BankAtlantic’s net interest margin has remained relatively stable in spite of the increased pressure of nonperforming assets and reduced earning asset balances. We have proactively deleveraged our balance sheet and reduced assets through repayment of borrowings from scheduled loan and security payments and pay downs, and sales of investment securities.
•	“Net interest income for the second quarter of 2009 was $40.1 million compared to $41.8 million during the first quarter of 2009 and $49.9 million in the second quarter of 2008.

•	“Net interest margin during the second quarter of 2009 was 3.24%, improved from 3.14% during the first quarter of 2009, and compared to 3.58% during the second quarter of 2008.

•	“Improvement in margin from the first quarter of 2009 was primarily due to a decline in average borrowings ($490.5 million), growth in low cost deposits, and run-off of certain higher fixed rate maturing deposits, which partially offset the impact of the decline of average earning assets of $361.9 million during the quarter and a $34.0 million increase in non-performing assets.

•	“The decline in net interest income and margin from the second quarter of 2008 was primarily due to a $639.8 million decline in average earning assets, a $228.3 million increase in non-performing assets, and discontinuation of the FHLB stock dividend. These factors were partially offset by the significant reduction of average borrowings, which declined by $868.5 million, and continued growth in low cost deposits which served to reduce overall funding costs.
     Non-interest income — “This source of revenue continues to be a stable revenue stream for BankAtlantic.

•	“Total non-interest income was 45.0% of total revenue for the second quarter of 2009 compared to 42.4% for the comparable 2008 period.

•	“Total non-interest income for the second quarter of 2009 was $32.8 million compared to $32.9 million in the first quarter of 2009 and $36.7 million for the comparable 2008 period, reflecting declining deposit fee trends during the past year.

•	“Excluding securities gains of $4.3 million and $2.1 million in the first and second quarters of 2009, respectively, non-interest income improved to $30.7 million in the second quarter of 2009 from $28.5 million during the prior quarter, reflecting a modest increase in deposit fee activity. Excluding securities gains of $2.1 million and $2.0 million in the second quarter of 2009 and second quarter of 2008, respectively, non-interest income was down to $30.7 million during the second quarter of 2009 compared to $34.8 million in the second quarter of 2008.
     Non-interest expense — “Expense reduction initiatives have continued to result in savings. As noted above, BankAtlantic’s core and total non-interest expenses are both at their lowest quarterly levels since 2005.
•	“Core expenses (as defined above) in the second quarter of 2009 were $54.0 million, or a 7.6% improvement over core expenses of $58.4 million during the first quarter of 2009, and a 17.5% improvement over core expenses of $65.5 million during the second quarter of 2008.

•	“Year-to-date, core expenses reflected a 16.3% improvement over comparable 2008 levels.
“Expenses not included in core expenses consisted of the following:
•	“FDIC special assessment charges of $2.4 million in the second quarter of 2009 compared to none in the prior 2009 or comparable 2008 quarter.

•	“Impairment, restructuring and exit charges of $1.8 million in the second quarter of 2009, down from $11.2 million (which included $9.1 million in goodwill impairment) in the prior 2009 quarter and $6.0 million in the second quarter of 2008. The charges in the current quarter primarily related to impairments of property and leaseholds held for sale driven largely by the depressed real estate market, and write-downs of real estate owned.

•	“Tax certificate provision expense of $1.4 million in the second quarter of 2009 compared to $1.5 million in the prior 2009 quarter and $0.9 million in the second quarter of 2008. The increased provision in 2009 primarily related to certain out of state tax certificates held in distressed real estate markets.

•	“Costs associated with debt redemption of $1.4 million compared to $0.6 million in the prior 2009 quarter. These costs were associated with the prepayment of certain FHLB borrowings as part of our balance sheet de-leveraging efforts.
Credit Risk Management:
•	“The provision for loan losses in the second quarter of 2009 was $36.0 million, increasing BankAtlantic’s allowance for loan losses to $156.8 million at June 30, 2009. The provision represented 3.79% of total loans at June 30, 2009, compared to 3.41% at March 31, 2009 and 2.21% at June 30, 2008.

•	“The provision for loan losses in the second quarter of 2009 primarily related to our Residential Real Estate, Commercial Real Estate, and Consumer loan portfolios, as those portfolios continue to experience elevated levels of delinquencies, charge-offs and non-accrual loans, and continue to be adversely affected by declining collateral values and general economic conditions.

•	“Second quarter 2009 net charge-offs were $25.8 million, compared to net charge-offs of $22.5 million in the first quarter of 2009, and net charge-offs of $22.8 million during the second quarter of 2008.
—	Second quarter 2009 net charge-offs included charge-offs of $10.5 million in the Commercial Real Estate loan portfolio, $9.0 million in the Consumer Loan portfolio, $3.6 million in the Residential Real Estate loan portfolio and $2.2 million in the Small Business loan portfolio.
•	“Total non-accrual loans were $295.4 million at June 30, 2009. This represented an increase of $24.0 million from the prior quarter, compared to an increase of $63.4 million in the first quarter of 2009 over the fourth quarter of 2008. The increase in non-accrual loans at June 30, 2009 included a net increase of $19.1 million in Residential Real Estate non-accrual loans and $3.8 million in Consumer non-accrual loans, while net Commercial Real Estate non-accrual loans were flat.

•	“Real Estate Owned increased $8.5 million during the second quarter of 2009 to $30.2 million, with transfers primarily from the Commercial Real Estate portfolio.

Other credit information for BankAtlantic’s three largest loan portfolios is further detailed below.
          Commercial Real Estate Loans — “We continued to experience losses in our $1.2 billion commercial real estate portfolio as the economic environment continued to impact our borrowers.
•	“Net charge-offs increased for the second quarter of 2009 to $10.5 million, compared to net charge-offs in the prior 2009 quarter of $5.3 million.

•	“Delinquencies, excluding non-accrual loans, improved to $22.8 million or 1.90% of total loans at June 30, 2009, compared to $44.8 million or 3.68% of total loans at March 31, 2009.

•	“Total Commercial Real Estate non-accrual loans decreased by $0.5 million during the second quarter to $204.1 million at June 30, 2009, with increases in non-accrual loan balances offset by charge-offs, transfers of two loans totaling $7.6 million into Real Estate Owned, the sale of one $4.7 million loan, and payments from borrowers.
     At June 30, 2009, BankAtlantic’s Commercial Real Estate loan portfolio included the following:
•	“Commercial residential land acquisition, development and construction loans were as follows:
—	Builder land bank loans: Consisted of 7 loans aggregating $59.4 million, including 6 loans aggregating $58.3 million on non-accrual at June 30, 2009.

—	Land acquisition and development loans: Consisted of 30 loans aggregating $191.9 million, including 9 loans aggregating $61.1 million on non-accrual at June 30, 2009.

—	Land acquisition, development and construction loans: Consisted of 7 loans aggregating $19.2 million, including one $6.8 million loan on non-accrual at June 30, 2009.
•	“Commercial land loans: Consisted of 30 loans aggregating $111.7 million, including 6 loans aggregating $40.9 million on nonaccrual at June 30, 2009.

•	“All other Commercial real estate loans: Portfolio of $818.5 million, including 12 loans aggregating $37.1 million on nonaccrual at June 30, 2009.

•	Residential Loans — “Our Residential loan portfolio was $1.8 billion at June 30, 2009, representing 42.6% of the Bank’s total loans. The purchased residential loan portfolio (representing 96% of the total residential loan portfolio) consists of approximately 5,700 first mortgage loans secured by properties throughout the United States, the weighted average FICO score of borrowers in this portfolio was 741 at the time of origination and the original back end debt ratio was a weighted average of 33.5%. Standard products in this portfolio have never included subprime, negative amortizing, option-arm or ‘pick-a-payment’ loans.

•	“Non-accrual balances increased during the second quarter of 2009 by $19.1 million to $64.7 million at June 30, 2009.

•	“Delinquencies, excluding non-accrual loans, improved slightly to $24.4 million or 1.39% of the portfolio at June 30, 2009, compared to $27.4 million or 1.46% of the portfolio at March 31, 2009.

•	“Net charge-offs in the second quarter of 2009 improved slightly to $3.6 million versus $4.3 million in the first quarter of 2009.

•	“The allowance for Residential loans was increased during the second quarter of 2009 by approximately $10 million reflecting increased non-accrual balances and the decline in certain underlying collateral values.
We expect that the delinquency levels and loss trends in the Residential portfolio will continue to mirror the broader economy and unemployment trends.
          Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $708.9 million at June 30, 2009, with home equity loans representing 98.5% of this portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. Approximately 24% of the loans in this portfolio are secured by first mortgages.
•	“Non-accrual balances increased during the second quarter of 2009 by $3.8 million to $11.8 million at June 30, 2009.

•	“Delinquencies, excluding non-accrual loans, improved to $9.9 million or 1.40% of the portfolio at June 30, 2009, compared to $12.4 million or 1.71% of the portfolio at March 31, 2009.

•	“Net charge-offs in the second quarter of 2009 improved slightly to $9.0 million versus $10.2 million in the first quarter of 2009, however we believe this improvement was due to the timing of billing and charge-off cycles during the second quarter and may not be indicative of a positive trend at this time.
          “We continue to work diligently with borrowers experiencing difficulties and regularly evaluate our consumer loan available commitments in an effort to reduce our overall exposure where appropriate. We believe delinquency and charge-off trends in this portfolio will continue to mirror the Florida economy, unemployment trends and any further declines in housing prices.
Capital
          “During the second quarter of 2009, management continued to focus on efforts aimed at maintaining appropriate capital levels. Capital ratios at June 30, 2009 remained well above all of the regulatory defined well-capitalized thresholds, and reflect improvement from December 31, 2008 levels. Capital ratios at June 30, 2009 were:
•	Core capital 7.01% (vs. regulatory well capitalized level of 5%)

•	Tier I risk-based capital 9.93% (vs. regulatory well capitalized level of 6%)

•	Total risk-based capital 11.81% (vs. regulatory well capitalized level of 10%)

•	Tangible common equity/tangible assets 7.09%
Steps taken at BankAtlantic during the second quarter of 2009 which impacted capital levels included:
•	Pre-provision net earnings (net loss from bank operations, excluding provision for loan losses) of $11.8 million;

•	Reduced total and risk-based assets through balance sheet de-leveraging activities (primarily through repayment of borrowings with scheduled loan and security payments and pay downs, and sales of investment securities);

•	Capital contribution of $5.0 million from BankAtlantic Bancorp; and

•	Continued suspension of dividends from BankAtlantic”
BankAtlantic Bancorp:
          Alan B. Levan further commented, “During the second quarter of 2009, BankAtlantic Bancorp (“Bancorp”) contributed $5.0 million in capital to BankAtlantic. While BankAtlantic did not require this capital contribution to maintain its well-capitalized ratio levels, Bancorp continued to demonstrate its intent to support BankAtlantic. Year-to-date, Bancorp has contributed $30 million in capital to BankAtlantic.

          “During the second quarter of 2009, Bancorp recorded an other-than-temporary impairment of $1.4 million on a $1.6 million investment in preferred stock of a bank holding company.
          Asset Workout Subsidiary — “As previously discussed, during the first quarter of 2008, Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets have no impact on BankAtlantic’s operations or capital, but will be included in Bancorp’s consolidated results. These assets, as with all other assets and liabilities of Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
          “The loans held by the workout subsidiary totaled $67.9 million with specific loan reserves of $15.4 million at June 30, 2009. During the second quarter of 2009, these loans were written-down by $3.9 million and two loans totaling $4.1 million were transferred to Real Estate Owned. The breakdown of the non-accrual loans held by the Company’s asset workout subsidiary at June 30, 2009 was as follows:
•	“Builder land bank loans: Comprised of 3 loans aggregating $17.5 million.

•	“Land acquisition and development loans: Comprised of 4 loans aggregating $16.7 million.

•	“Land acquisition, development and construction loans: Comprised of 8 loans aggregating $24.8 million.

•	“Commercial business loans: Comprised of 3 loans aggregating $5.6 million.
     “While the environment continues to present significant challenges for our customers and our business, we are hopeful that recent positive indications in economic data, although slight and possibly temporary, are initial signs of at least a more stabilized environment and possible improvements to come. While we must prepare for a prolonged downturn, we look forward to a bright future for Florida, our customers and BankAtlantic.” concluded Alan B. Levan.
Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com .
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials,” “Supplemental Financials” or “Financial Information” navigation links.

Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.
Additionally, copies of BankAtlantic Bancorp’s second quarter 2009 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

BankAtlantic Bancorp plans to host an investor and media teleconference call and webcast on Thursday, July 23, 2009, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
          To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference conference ID number 20264683.
          A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Monday, August 24, 2009. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital conference ID number for both domestic and international calls is 20264683.
Webcast Information:
Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=60524. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Thursday, August 6, 2009.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches, online banking division — BankAtlantic.com , and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week with extended weekday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center and Change Exchange coin counters.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com
Public Relations for BankAtlantic:
Rbb Public Relations
Sandra Fine
Telephone: 305-567-0535, Fax: 305-448-5027
Email: sandra.fine@rbbpr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession and increased unemployment on our business generally, our well capitalized regulatory capital ratios, as well as the ability of our borrowers to service their obligations and of our customers to maintain account balances; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, and Commercial business loans, and conditions specifically in those market sectors; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; BankAtlantic’s seven-day banking initiatives and other initiatives not resulting in continued growth of core deposits or increasing average balances of new deposit accounts or producing results which do not justify their costs; the success of our expense reduction initiatives and the ability to achieve additional cost savings; and the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance, actual or estimated new account openings and growth may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Six
		For the Three Months Ended					Months Ended
		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Earnings (in thousands):
Net loss from continuing operations		$(38,356)	(46,611)	(164,335)	(10,982)	(19,363)	(84,967)	(43,927)
Net loss		$(38,356)	(42,410)	(153,770)	(6,063)	(19,363)	(80,766)	(42,806)
Pre-tax core operating earnings	(note 1)	$12,238	10,953	(2,111)	16,323	22,615	23,191	25,671

Average Common Shares Outstanding (in thousands):
Basic		11,237	11,234	11,231	11,228	11,223	11,235	11,221
Diluted		11,237	11,234	11,231	11,228	11,223	11,235	11,221

Key Performance Ratios
Diluted loss per share from continuing operations	(note 2)	$(3.41)	(4.15)	(14.63)	(0.98)	(1.73)	(7.56)	(3.91)
Diluted loss per share	(note 2)	$(3.41)	(3.78)	(13.69)	(0.54)	(1.73)	(7.19)	(3.81)
Return on average tangible assets from continuing operations	(note 3)%	(2.88)	(3.24)	(10.96)	(0.69)	(1.26)	(3.07)	(1.41)
Return on average tangible equity from continuing operations	(note 3)%	(80.39)	(81.46)	(192.00)	(12.76)	(21.63)	(81.01)	(23.75)

Average Balance Sheet Data (in millions):
Assets		$5,351	5,775	6,073	6,397	6,235	5,562	6,292
Tangible assets	(note 3)	$5,334	5,749	5,999	6,322	6,160	5,540	6,217
Loans, gross		$4,302	4,435	4,482	4,544	4,571	4,368	4,607
Investments		$705	947	1,054	1,347	1,138	825	1,164
Deposits and escrows		$4,089	3,986	3,917	3,935	3,907	4,038	3,928
Stockholders’ equity		$205	250	410	415	435	227	447
Tangible stockholders’ equity	(note 3)	$191	229	342	344	358	210	370

Note:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, FDIC special assessment, impairments, restructuring and exit activities. See reconciliation of pre-tax loss to pre-tax core operating earnings in BankAtlantic Bancorp’s and BankAtlantic’s consolidated statements of operations.

(2)	Diluted and basic loss per share are the same for all periods presented.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	June 30,	December 31,
(in thousands)	2009	2008
ASSETS
Cash and cash equivalents	$213,476	158,957
Securities available for sale (at fair value)	431,976	701,845
Investment securities (approximate fair value: $3,015 and $2,503)	2,036	2,036
Tax certificates, net of allowance of $7,508 and $6,064	179,110	213,534
Loans receivable, net of allowance for loan losses of $172,220 and $137,257	4,036,754	4,326,651
Federal Home Loan Bank stock, at cost which approximates fair value	48,751	54,607
Real estate held for development and sale	18,349	18,383
Real estate owned	34,317	19,045
Office properties and equipment, net	209,064	216,978
Goodwill and other intangible assets	16,461	26,244
Other assets	70,731	76,277

Total assets	$5,261,025	5,814,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$802,446	741,691
Savings	438,127	419,494
NOW	1,187,742	992,762
Money market	395,903	427,762
Certificates of deposit	1,230,829	1,344,659

Total deposits	4,055,047	3,926,368
Advances from FHLB	597,020	967,028
Securities sold under agreements to repurchase	25,821	46,084
Federal funds purchased and other short term borrowings	5,553	238,339
Subordinated debentures and bonds payable	22,781	22,864
Junior subordinated debentures	301,353	294,195
Other liabilities	86,883	75,711

Total liabilities	5,094,458	5,570,589

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	220,375	218,974
Retained (deficit) earnings	(48,381)	32,667

Total stockholders’ equity before accumulated other comprehensive loss	172,107	251,754
Accumulated other comprehensive loss	(5,540)	(7,786)

Total stockholders’ equity	166,567	243,968

Total liabilities and stockholders’ equity	$5,261,025	5,814,557

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

							For the Six
		For the Three Months Ended					Months Ended
(in thousands)		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
INTEREST INCOME:
Interest and fees on loans		$47,747	49,678	56,660	60,843	61,583	97,425	129,719
Interest on securities available for sale		6,328	8,559	9,434	9,966	10,553	14,887	21,043
Interest on tax certificates		3,061	4,193	4,769	8,893	4,926	7,254	8,491
Interest and dividends on investments		44	179	250	1,482	1,425	223	2,966

Total interest income		57,180	62,609	71,113	81,184	78,487	119,789	162,219

INTEREST EXPENSE:
Interest on deposits		11,527	12,987	15,610	15,552	14,508	24,514	33,101
Interest on advances from FHLB		5,082	7,164	10,162	13,401	12,433	12,246	27,379
Interest on short-term borrowed funds		19	172	151	330	725	191	2,004
Interest on long-term debt		4,280	4,538	6,008	5,484	5,220	8,818	11,503

Total interest expense		20,908	24,861	31,931	34,767	32,886	45,769	73,987

NET INTEREST INCOME		36,272	37,748	39,182	46,417	45,601	74,020	88,232
Provision for loan losses		43,494	44,277	38,452	31,214	47,247	87,771	90,135

NET INTEREST INCOME AFTER PROVISION		(7,222)	(6,529)	730	15,203	(1,646)	(13,751)	(1,903)

NON-INTEREST INCOME:
Service charges on deposits		19,347	18,685	21,501	23,924	24,466	38,032	48,480
Other service charges and fees		8,059	7,025	7,096	7,309	7,121	15,084	14,554
Securities activities, net		693	4,440	(3,320)	1,132	8,965	5,133	4,227
Other		3,423	2,959	2,576	2,831	3,324	6,382	7,254

Total non-interest income		31,522	33,109	27,853	35,196	43,876	64,631	74,515

NON-INTEREST EXPENSE:
Employee compensation and benefits		25,935	28,806	28,882	31,679	33,181	54,741	68,336
Occupancy and equipment		14,842	14,911	16,228	15,996	16,172	29,753	32,558
Advertising and business promotion		1,979	2,832	4,348	3,430	3,662	4,811	8,557
Professional fees		2,695	3,326	4,622	3,160	2,219	6,021	4,979
Check losses		991	844	1,854	2,094	2,101	1,835	4,819
Supplies and postage		999	1,004	1,294	1,080	1,282	2,003	2,288
Telecommunication		586	698	866	753	1,331	1,284	2,833
Cost associated with debt redemption		1,441	591	1,236	—	1	2,032	2
Provision for tax certificates		1,414	1,486	3,641	2,838	924	2,900	807
Impairment of goodwill		—	9,124	48,284	—	—	9,124	—
Impairment, restructuring and exit activities		1,817	2,086	3,620	522	5,952	3,903	5,887
FDIC special assessment		2,428	—	—	—	—	2,428	—
Other		7,529	7,483	11,052	7,098	6,914	15,012	12,706

Total non-interest expense		62,656	73,191	125,927	68,650	73,739	135,847	143,772

Loss from continuing operations before income taxes		(38,356)	(46,611)	(97,344)	(18,251)	(31,509)	(84,967)	(71,160)
Provision (benefit) for income taxes		—	—	66,991	(7,269)	(12,146)	—	(27,233)

Loss from continuing operations		(38,356)	(46,611)	(164,335)	(10,982)	(19,363)	(84,967)	(43,927)
Discontinued operations		—	4,201	10,565	4,919	—	4,201	1,121

Net loss		$(38,356)	(42,410)	(153,770)	(6,063)	(19,363)	(80,766)	(42,806)

Reconciliation of pre-tax loss to pre-tax core operating earnings
Loss from continuing operations before income taxes		$(38,356)	(46,611)	(97,344)	(18,251)	(31,509)	(84,967)	(71,160)
Costs associated with debt redemption		1,441	591	1,236	—	1	2,032	2
Provision for tax certificates		1,414	1,486	3,641	2,838	924	2,900	807
Impairment of goodwill		—	9,124	48,284	—	—	9,124	—
Impairment, restructuring and exit activities		1,817	2,086	3,620	522	5,952	3,903	5,887
FDIC special assessment		2,428	—	—	—	—	2,428	—
Provision for loan losses		43,494	44,277	38,452	31,214	47,247	87,771	90,135

Pre-tax core operating earnings	(note 1)	$12,238	10,953	(2,111)	16,323	22,615	23,191	25,671

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Loans:
Residential real estate		$1,821,553	1,916,589	1,956,429	2,010,749	2,086,519
Commercial real estate		1,291,536	1,305,809	1,309,670	1,320,678	1,292,627
Consumer		730,988	744,371	754,709	755,050	743,123
Commercial business		141,254	146,703	138,598	135,909	129,332
Small business		316,287	321,991	322,417	322,048	319,096

Total Loans		4,301,618	4,435,463	4,481,823	4,544,434	4,570,697
Investments		704,874	947,219	1,054,126	1,346,852	1,137,831

Total interest earning assets		5,006,492	5,382,682	5,535,949	5,891,286	5,708,528
Goodwill and core deposit intangibles		16,618	25,971	74,166	75,029	75,401
Other non-interest earning assets		327,876	365,847	462,813	430,683	450,999

Total assets		$5,350,986	5,774,500	6,072,928	6,396,998	6,234,928

Tangible assets	(note 3)	$5,334,368	5,748,529	5,998,762	6,321,969	6,159,527

Deposits:
Demand deposits		$810,006	775,982	770,152	812,505	878,864
Savings		451,122	441,278	425,256	471,270	552,094
NOW		1,159,531	1,047,116	958,389	955,392	941,964
Money market		412,065	421,883	461,253	557,343	617,013
Certificates of deposit		1,256,299	1,300,056	1,301,953	1,138,615	917,133

Total deposits		4,089,023	3,986,315	3,917,003	3,935,125	3,907,068
Short-term borrowed funds		45,433	253,317	110,080	79,503	148,407
FHLB advances		625,254	903,077	1,258,944	1,598,111	1,389,835
Long-term debt		320,945	317,184	319,400	320,283	320,469

Total borrowings		991,632	1,473,578	1,688,424	1,997,897	1,858,711
Other liabilities		65,599	65,092	57,852	48,981	34,023

Total liabilities		5,146,254	5,524,985	5,663,279	5,982,003	5,799,802

Stockholders’ equity		204,732	249,515	409,649	414,995	435,126

Total liabilities and stockholders’ equity		$5,350,986	5,774,500	6,072,928	6,396,998	6,234,928

Other comprehensive (loss) income in stockholders’ equity		(2,729)	(5,347)	(6,874)	(4,184)	1,679

Tangible stockholders’ equity	(note 3)	$190,843	228,891	342,357	344,150	358,046

Net Interest Margin		2.89%	2.78%	2.85%	3.16%	3.18%

Period End
Total loans, net		$4,036,754	4,212,536	4,326,651	4,405,098	4,442,529
Total assets		5,261,025	5,570,760	5,814,557	6,227,884	6,514,975
Total stockholders’ equity		166,567	207,015	243,968	400,233	408,206
Class A common shares outstanding		10,264,106	10,259,344	10,258,057	10,254,570	10,251,382
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		14.82	18.43	21.72	35.63	36.36
Tangible book value per share		13.85	17.18	20.08	29.47	30.02
High stock price for the quarter		4.75	5.67	11.82	15.00	20.75
Low stock price for the quarter		1.99	0.66	2.25	4.05	7.80
Closing stock price		3.86	2.01	5.80	8.20	8.80

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Net interest income	$40,078	41,769	44,525	51,195	49,923	81,847	97,928
Provision for loan losses	35,955	43,520	31,770	22,924	37,801	79,475	80,689

Net interest income after provision for loan losses	4,123	(1,751)	12,755	28,271	12,122	2,372	17,239

Non-interest income
Service charges on deposits	19,347	18,685	21,501	23,924	24,466	38,032	48,480
Other service charges and fees	8,059	7,025	7,096	7,309	7,121	15,084	14,554
Securities activities, net	2,067	4,320	93	1	1,960	6,387	2,301
Other non-interest income	3,303	2,835	2,419	2,684	3,181	6,138	6,946

Total non-interest income	32,776	32,865	31,109	33,918	36,728	65,641	72,281

Non-interest expense
Employee compensation and benefits	24,985	28,078	29,137	30,353	32,118	53,063	66,361
Occupancy and equipment	14,842	14,910	16,227	15,993	16,171	29,752	32,554
Advertising and business promotion	1,846	2,781	4,243	3,388	3,564	4,627	8,425
Professional fees	2,336	2,944	4,019	2,696	2,004	5,280	4,264
Check losses	991	844	1,854	2,094	2,101	1,835	4,819
Supplies and postage	991	1,000	1,220	1,076	1,281	1,991	2,284
Telecommunication	580	694	860	748	1,326	1,274	2,822
Cost associated with debt redemption	1,441	591	1,236	—	1	2,032	2
Provision for tax certificates	1,414	1,486	3,641	2,838	924	2,900	807
Impairment of goodwill	—	9,124	48,284	—	—	9,124	—
Impairment, restructuring and exit activities	1,817	2,086	3,620	522	5,952	3,903	5,887
FDIC special assessment	2,428	—	—	—	—	2,428	—
Other	7,406	7,165	8,513	7,098	6,895	14,571	12,738

Total non-interest expense	61,077	71,703	122,854	66,806	72,337	132,780	140,963

Loss from bank operations business segment before income taxes	(24,178)	(40,589)	(78,990)	(4,617)	(23,487)	(64,767)	(51,443)
Provision (benefit) for income taxes	—	—	54,022	(2,525)	(9,428)	—	(20,403)

Net loss from bank operations business segment	$(24,178)	(40,589)	(133,012)	(2,092)	(14,059)	(64,767)	(31,040)

Reconciliation of pre-tax loss to pre-tax core operating earnings
Loss from bank operations business segment before income taxes	(24,178)	(40,589)	(78,990)	(4,617)	(23,487)	(64,767)	(51,443)
Costs associated with debt redemption	1,441	591	1,236	—	1	2,032	2
Provision for tax certificates	1,414	1,486	3,641	2,838	924	2,900	807
Impairment of goodwill	—	9,124	48,284	—	—	9,124	—
Impairment, restructuring and exit activities	1,817	2,086	3,620	522	5,952	3,903	5,887
FDIC special assessment	2,428	—	—	—	—	2,428	—
Provision for loan losses	35,955	43,520	31,770	22,924	37,801	79,475	80,689

Pre-tax core operating earnings	18,877	16,218	9,561	21,667	21,191	35,095	35,942

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

								For the
		For the Three Months Ended						Months Ended
(in thousands except percentages)		6/30/2009		3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Statistics:
Average interest earning assets			$4,929,849	5,291,754	5,436,572	5,770,265	5,569,690	5,109,802	5,619,575
Average interest bearing liabilities			$3,992,654	4,414,439	4,571,084	4,839,138	4,610,344	4,202,381	4,661,628
Average tangible assets			$5,254,284	5,648,268	5,881,742	6,187,300	6,002,728	5,450,188	6,044,342
Average tangible equity			$391,404	401,665	492,366	486,523	466,141	396,505	467,044
Period end borrowings to deposits and borrowings		%	14.12	19.12	24.89	29.53	31.61	14.12	31.61

Yield on interest earning assets		%	4.62	4.72	5.22	5.61	5.61	4.67	5.75
Cost of interest-bearing liabilities		%	1.70	1.90	2.30	2.45	2.46	1.80	2.74
Interest spread		%	2.92	2.82	2.92	3.16	3.15	2.87	3.01
Net interest margin		%	3.24	3.14	3.29	3.56	3.58	3.19	3.48
Performance:
Efficiency ratio		%	83.83	96.07	162.43	78.49	83.48	90.03	82.82
Pre-tax core operating earnings	(note 1)		$18,877	16,218	9,561	21,667	21,191	35,095	35,942
Core operating efficiency ratio	(note 1)%		74.09	78.27	87.36	74.54	75.54	76.20	78.88
Return on average tangible assets		%	(1.84)	(2.87)	(9.05)	(0.14)	(0.94)	(2.38)	(1.03)
Return on average tangible equity		%	(24.71)	(40.42)	(108.06)	(1.72)	(12.06)	(32.67)	(13.29)
Tangible capital to tangible assets		%	7.09	7.10	6.83	7.89	7.54
Earning assets repricing at period end:
Percent of earning assets that have fixed rates		%	51	50	49	53	52
Percent of earning assets that have variable rates		%	49	50	51	47	48
One year Gap		%	2	(3)	3	(2)	1
Regulatory capital ratios at period end
Total risk-based capital		%	11.81	11.86	11.63	11.75	11.77
Tier I risk-based capital		%	9.93	10.01	9.80	9.95	9.99
Core capital		%	7.01	6.97	6.80	6.89	6.82

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
ASSETS
Loans receivable, net	$3,984,305	4,147,713	4,256,741	4,328,467	4,357,541
Investment securities	227,861	221,392	268,141	371,181	501,741
Available for sale securities	431,762	518,871	700,250	731,279	755,651
Goodwill	13,081	13,081	22,205	70,489	70,489
Core deposit intangible asset	3,380	3,703	4,039	4,375	4,711
Other assets	529,322	583,843	462,314	607,188	679,015

Total assets	$5,189,711	5,488,603	5,713,690	6,112,979	6,369,148

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$802,446	798,687	741,691	767,179	891,142
Savings	438,127	457,991	419,494	432,246	526,303
NOW	1,187,742	1,084,744	992,762	938,366	939,714
Money market	395,903	413,777	427,762	494,505	621,899
Certificates of deposit	1,230,829	1,298,114	1,344,659	1,235,936	955,921

Total deposits	4,055,047	4,053,313	3,926,368	3,868,232	3,934,979
Advances from Federal Home Loan Bank	597,020	817,024	967,028	1,468,032	1,657,036
Short term borrowings	47,039	118,077	311,074	127,041	135,200
Long term debt	22,781	22,822	22,864	26,098	26,287
Other liabilities	84,454	72,279	71,643	72,552	65,655

Total liabilities	4,806,341	5,083,515	5,298,977	5,561,955	5,819,157
Stockholder’s equity	383,370	405,088	414,713	551,024	549,991

Total liabilities and stockholder’s equity	$5,189,711	5,488,603	5,713,690	6,112,979	6,369,148

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	June 30, 2009			June 30, 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
( in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,821,553	23,351	5.13%	$2,086,519	28,469	5.46%
Commercial real estate	1,218,371	12,095	3.97	1,194,902	16,979	5.68
Consumer	730,989	5,291	2.90	743,123	8,273	4.45
Commercial business	139,718	1,865	5.34	127,229	2,224	6.99
Small business	316,287	4,983	6.30	319,095	5,521	6.92

Total loans	4,226,918	47,585	4.50	4,470,868	61,466	5.50
Investments	702,931	9,405	5.35	1,098,822	16,615	6.05

Total interest earning assets	4,929,849	56,990	4.62%	5,569,690	78,081	5.61%

Goodwill and core deposit intangibles	16,618			75,401
Other non-interest earning assets	324,435			433,038

Total Assets	$5,270,902			$6,078,129

Deposits:
Savings	$451,122	390	0.35%	$552,094	1,284	0.94%
NOW	1,159,531	1,812	0.63	941,964	1,898	0.81
Money market	412,065	674	0.66	617,013	2,427	1.58
Certificates of deposit	1,256,299	8,651	2.76	917,133	8,899	3.90

Total interest bearing deposits	3,279,017	11,527	1.41	3,028,204	14,508	1.93

Short-term borrowed funds	65,604	27	0.17	166,031	788	1.91
Advances from FHLB	625,254	5,082	3.26	1,389,835	12,433	3.60
Long-term debt	22,779	276	4.86	26,274	429	6.57

Total interest bearing liabilities	3,992,654	16,912	1.70	4,610,344	28,158	2.46
Demand deposits	810,031			878,906
Non-interest bearing other liabilities	62,835			45,770

Total Liabilities	4,865,520			5,535,020
Stockholder’s equity	405,382			543,109

Total liabilities and stockholder’s equity	$5,270,902			$6,078,129

Net interest income/ net interest spread		40,078	2.92%		49,923	3.15%

Margin
Interest income/interest earning assets			4.62%			5.61%
Interest expense/interest earning assets			1.38			2.03

Net interest margin			3.24%			3.58%

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Six Months Ended
	June 30, 2009			June 30, 2008
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
( in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,868,808	48,415	5.18%	$2,124,470	58,121	5.47%
Commercial real estate	1,223,010	24,236	3.96	1,249,615	36,522	5.85
Consumer	737,643	10,702	2.90	732,725	18,825	5.14
Commercial business	142,428	3,822	5.37	129,659	4,772	7.36
Small business	319,123	10,016	6.28	317,838	11,362	7.15

Total loans	4,291,012	97,191	4.53	4,554,307	129,602	5.69
Investments	818,790	22,208	5.42	1,065,268	31,837	5.98

Total interest earning assets	5,109,802	119,399	4.67%	5,619,575	161,439	5.75%

Goodwill and core deposit intangibles	21,269			75,560
Other non-interest earning assets	340,386			424,767

Total Assets	$5,471,457			$6,119,902

Deposits:
Savings	$446,227	890	0.40%	$559,271	3,302	1.19%
NOW	1,103,634	3,226	0.59	934,173	4,581	0.99
Money market	416,947	1,447	0.70	613,038	5,585	1.83
Certificates of deposit	1,278,057	18,951	2.99	954,605	19,633	4.14

Total deposits	3,244,865	24,514	1.52	3,061,087	33,101	2.17

Short-term borrowed funds	171,319	208	0.24	167,386	2,113	2.54
Advances from FHLB	763,398	12,246	3.23	1,406,790	27,379	3.91
Long-term debt	22,799	584	5.17	26,365	918	7.00

Total interest bearing liabilities	4,202,381	37,552	1.80	4,661,628	63,511	2.74
Demand deposits	793,098			866,834
Non-interest bearing other liabilities	62,184			47,298

Total Liabilities	5,057,663			5,575,760
Stockholder’s equity	413,794			544,142

Total liabilities and stockholder’s equity	$5,471,457			$6,119,902

Net interest income/net interest spread		81,847	2.87%		97,928	3.01%

Margin
Interest income/interest earning assets			4.67%			5.75%
Interest expense/interest earning assets			1.48			2.27

Net interest margin			3.19%			3.48%

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Allowance for Loan Losses

Beginning balance	$146,639	125,572	106,435	98,424	83,396	125,572	94,020

Charge-offs:
Residential real estate	(3,923)	(4,588)	(2,088)	(1,077)	(1,027)	(8,511)	(1,651)
Commercial real estate	(10,530)	(5,565)	—	(4,965)	(14,501)	(16,095)	(55,092)
Commercial business	(516)	—	—	—	—	(516)	—
Consumer	(9,118)	(10,321)	(9,197)	(7,684)	(7,225)	(19,439)	(12,061)
Small business	(2,347)	(2,771)	(1,755)	(1,471)	(464)	(5,118)	(1,660)

Total charge-offs	(26,434)	(23,245)	(13,040)	(15,197)	(23,217)	(49,679)	(70,464)

Recoveries:
Residential real estate	360	323	130	75	192	683	192
Commercial real estate	—	278	—	—	—	278	—
Commercial business	5	1	3	9	3	6	29
Consumer	130	95	163	63	130	225	218
Small business	166	95	111	137	119	261	180

Total recoveries	661	792	407	284	444	1,453	619

Net charge-offs	(25,773)	(22,453)	(12,633)	(14,913)	(22,773)	(48,226)	(69,845)
Transfer specific reserves to Parent	—	—	—	—	—	—	(6,440)
Provision for loan losses	35,955	43,520	31,770	22,924	37,801	79,475	80,689

Ending balance	$156,821	146,639	125,572	106,435	98,424	156,821	98,424

	As of
	6/30/2009		3/31/2009	12/31/2008	9/30/2008	6/30/2008
Credit Quality
Nonaccrual loans
Commercial real estate		$204,104	204,560	161,947	56,419	54,033
Consumer		11,821	7,984	6,763	5,867	4,495
Small business		8,916	7,383	4,644	3,911	1,165
Residential real estate		64,720	45,630	34,734	23,545	18,208
Commercial business		5,887	5,887	—	—	—

Total Nonaccrual loans		295,448	271,444	208,088	89,742	77,901
Nonaccrual tax certificates		3,091	1,298	1,441	2,317	2,309
Real estate owned		30,213	21,763	19,045	20,054	20,298
Other repossessed assets		23	—	—	—	—

Total nonperforming assets		328,775	294,505	228,574	112,113	100,508

Allowance for loan losses to total loans	%	3.79	3.41	2.87	2.40	2.21
Allowance to nonaccrual loans	%	53.08	54.02	60.35	118.60	126.34
Provision to average loans	%	3.40	4.00	2.89	2.06	3.38
Annualized net charge-offs to average loans	%	2.44	2.06	1.15	1.34	2.04
Nonperforming loans to total loans	%	7.13	6.32	4.75	2.02	1.75
Nonperforming assets to total loans and other assets	%	7.54	6.55	4.95	2.36	2.05

Bank Operations Business Segment
Delinquencies, Excluding Non-Accrual Loans, at Period-End (BankAtlantic):

		6/30/2009		3/31/2009		12/31/2008		9/30/2008		6/30/2008
Commercial real estate	%	0.72	*	2.39	*	1.34	*	0.41	*	0.42
Consumer	%	1.40		1.71		1.60		1.17		1.54
Small business	%	1.12		2.11		1.31		0.95		0.93
Residential real estate	%	1.39	**	1.46	**	1.04		0.79		0.47
Commercial business	%	—		0.13		—		—		—

Total BankAtlantic	%	1.13	*	1.77	*	1.20	*	0.73	*	0.65

*	Excludes $14.3 million, $15.7 million, $58.5 million and $26 million of Commercial Real Estate loans at June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 1.90%, 3.68%, 6.12% and 2.52% and total BankAtlantic delinquencies would have been 1.50%, 2.14%, 2.54% and 1.31% at June 30, 2009, March 31, 2009, December 31, 2008 and September 30, 2008, respectively.

**	Includes $1.7 billion and $1.8 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.38% as of June 30, 2009 and March 31, 2009, respectively.
Bank Operations Business Segment
First Quarter Loan Provision & Allowance for Loan Losses:

		Allowance	% of Reserves
	2Q 2009	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans

Commercial real estate	$10,530	79,622	6.63%
Consumer	8,988	42,382	5.98
Small business	1,953	9,229	2.93
Residential real estate	13,973	22,414	1.28
Commercial business	511	3,174	2.24

Total BankAtlantic	$35,955	156,821	3.79%

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Net interest expense	$(3,807)	(4,021)	(5,343)	(4,778)	(4,324)	(7,828)	(9,698)
Provision for loan losses	7,539	757	6,682	8,290	9,446	8,296	9,446

Net interest income after provision for loan losses	(11,346)	(4,778)	(12,025)	(13,068)	(13,770)	(16,124)	(19,144)

Non-interest income
Income from unconsolidated subsidiaries	115	118	155	143	140	233	302
Securities activities, net	(1,375)	120	(3,413)	1,131	7,005	(1,255)	1,926
Other	287	222	287	202	269	509	540

Non-interest income	(973)	460	(2,971)	1,476	7,414	(513)	2,768

Non-interest expense
Employee compensation and benefits	950	728	(255)	1,326	1,063	1,678	1,975
Advertising and business promotion	134	51	105	42	98	185	132
Professional fees	359	382	603	464	215	741	715
Other	416	543	2,905	210	290	959	519

Non-interest expense	1,859	1,704	3,358	2,042	1,666	3,563	3,341

Loss from parent company activities before income taxes	(14,178)	(6,022)	(18,354)	(13,634)	(8,022)	(20,200)	(19,717)
Provision (benefit) for income taxes	—	—	12,969	(4,744)	(2,718)	—	(6,830)

Net loss from parent company business segment	$(14,178)	(6,022)	(31,323)	(8,890)	(5,304)	(20,200)	(12,887)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
ASSETS
Cash	$16,122	19,860	37,116	41,031	17,261
Securities	2,250	3,289	3,631	5,727	18,664
Investment in subsidiaries	439,090	472,272	484,723	634,266	638,679
Investment in unconsolidated subsidiaries	9,052	8,937	8,820	8,820	8,820
Other assets	3,019	2,353	7,943	9,482	21,006

Total assets	$469,533	506,711	542,233	699,326	704,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$301,353	297,519	294,195	294,195	294,195
Other liabilities	1,613	2,177	4,070	4,898	2,029

Total liabilities	302,966	299,696	298,265	299,093	296,224

Stockholders’ equity	166,567	207,015	243,968	400,233	408,206

Total liabilities and stockholders’ equity	$469,533	506,711	542,233	699,326	704,430

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality
Parent Company and Work-out Subsidiary

	For the Three Months Ended					For the Six Months Ended
(in thousands)	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	6/30/2009	6/30/2008
Allowance for Loan Losses

Beginning balance	$11,758	11,685	7,702	7,702	6,440	11,685	—
Charge-offs	(3,898)	(684)	(2,699)	(8,290)	(8,184)	(4,582)	(8,184)
Specific reserves transfer from BankAtlantic	—	—	—	—	—	—	6,440
Provision for loan losses	7,539	757	6,682	8,290	9,446	8,296	9,446

Ending balance	$15,399	11,758	11,685	7,702	7,702	15,399	7,702

	As of
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Credit Quality
Nonaccrual loans	$64,558	74,321	79,327	82,059	90,412
Specific reserves	(15,367)	(11,758)	(11,685)	(7,702)	(7,702)

Nonaccrual loans, net	$49,191	62,563	67,642	74,357	82,710
Real estate owned	4,082	—	—	—	—

Total nonperforming assets	$53,273	62,563	67,642	74,357	82,710

Total Loans - gross	$67,910	76,641	81,657	84,394	92,762

Consolidated BankAtlantic Bancorp and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

		As of
(in thousands)		6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Nonaccrual loans:
BankAtlantic		$295,448	271,444	208,088	89,742	77,901
Parent-Work out Sub		64,558	74,321	79,327	82,059	90,412

Consolidated nonaccrual loans		$360,006	345,765	287,415	171,801	168,313

Net Charge-offs:
BankAtlantic		$(25,773)	(22,453)	(12,633)	(14,913)	(22,773)
Parent-Work out Sub		(3,898)	(684)	(2,699)	(8,290)	(8,184)

Consolidated charge-offs		$(29,671)	(23,137)	(15,332)	(23,203)	(30,957)

Loan Provision:
BankAtlantic		$35,955	43,520	31,770	22,924	37,801
Parent-Work out Sub		7,539	757	6,682	8,290	9,446

Consolidated loan provision		$43,494	44,277	38,452	31,214	47,247

Allowance for Loan Loss:
BankAtlantic		$156,821	146,639	125,572	106,435	98,424
Parent-Work out Sub		15,399	11,758	11,685	7,702	7,702

Consolidated allowance for loan loss		$172,220	158,397	137,257	114,137	106,126

Nonperforming Assets:
BankAtlantic		$328,775	294,505	228,574	112,113	100,508
Parent-Work out Sub		68,640	74,321	79,327	82,059	90,412

Consolidated nonperforming assets		$397,415	368,826	307,901	194,172	190,920

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	4.09	3.62	3.07	2.53	2.33
Allowance to nonaccrual loans	%	47.84	45.81	47.76	66.44	63.05
Provision to average loans	%	4.04	3.99	3.43	2.75	4.13
Nonperforming loans, gross to total loans	%	8.55	7.91	6.44	3.80	3.70
Nonperforming assets, gross to total loans and other assets	%	8.97	8.07	6.55	4.01	3.83